**PRESS RELEASE**

Contacts:

Randall E. Black
President and Chief Executive Officer
Citizens Financial Services, Inc.
(570) 662-2121

Eric G. Hoerner
Chief Executive Officer
MidCoast Community Bancorp, Inc.
302-250-4023

Citizens Financial Services, Inc. and MidCoast Community Bancorp, Inc.
Sign Definitive Merger Agreement

First Citizens Community Bank to Enhance Franchise Value
and Expand Into Northern Delaware

Mansfield, PA and Wilmington, DE – September 18, 2019.  Citizens Financial Services, Inc. (“Citizens”) (OTCPink: CZFS), the Mansfield-headquartered holding company for First Citizens Community Bank (“FCCB”), and MidCoast Community Bancorp, Inc. (“MidCoast”) (OTCPink: MDCT), the Wilmington-headquartered holding company for MidCoast Community Bank (“MCB”), jointly announced today the signing of a definitive merger agreement under which Citizens and MidCoast will merge and FCCB and MCB will merge, resulting in Citizens and FCCB as the surviving institutions.

Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of Citizens and MidCoast, each holder of MidCoast Class A common stock and MidCoast Class B common stock will be entitled to elect to receive (i) $6.50 in cash, without interest, (ii) shares of Citizens common stock based on a fixed exchange ratio of 0.1065 shares of Citizens common stock for each share of MidCoast Class A common stock and MidCoast Class B common stock, or (iii) a combination of cash and stock, in exchange for each share of MidCoast Class A common stock and Class B common stock owned at the closing of the transaction.  Elections are subject to proration and allocation to ensure that 75% of the outstanding shares of MidCoast Class A common stock and MidCoast Class B common stock are exchanged for shares of Citizens common stock and the remaining 25% are exchanged for cash.  For federal income tax purposes, the transaction is expected to qualify as a tax-free reorganization and provide a tax-free exchange for MidCoast stockholders who receive shares of Citizens common stock in exchange for their shares of MidCoast common stock.

The merger agreement also provides that, effective upon the closing of the transaction, Citizens will create a Corporate Advisory Board to serve the markets in which MCB operates and will invite a majority of MidCoast’s directors to serve on it.

Randall E. Black, Citizens’ and First Citizens’ President and Chief Executive Officer, said, “We are excited to expand our franchise into Delaware’s affluent New Castle and Kent County markets through our partnership with MidCoast Community Bank.  These markets are robust and healthy with economic growth, and are attractive markets with favorable demographics.  Furthermore, just 45 miles from our Fivepointville, Lancaster County, PA branch, this expansion will bolster our Southeastern, PA presence and position the combined company for continued growth.  The employees and board of directors of MidCoast Community Bank have built a great community banking model.  This acquisition allows us to leverage our existing products, services and expertise in an attractive market while adding a very talented banking team.  Additionally, we see Kent County and the surrounding secondary markets rich in agricultural lending opportunity, which will help us to diversify our growing expertise in agricultural lending, along with CRE and residential growth opportunities.  We take great pride in understanding the needs of our customers throughout all of our markets and look forward to providing this new region with the support and assistance it needs to continue to grow and thrive.”

Eric G. Hoerner, MidCoast’s and MCB’s Chief Executive Officer, added, “We are pleased to be partnering with First Citizens Community Bank, a high-performing institution that shares MidCoast’s focus on safety and soundness, profitability, and growth.  Our customers will benefit from First Citizens’ broad range of banking products and services, as well as First Citizens’ significantly higher legal lending limit.”

The transaction is expected to close in the first half of 2020, subject to the satisfaction of customary closing conditions, including the receipt of regulatory approvals and the approval of MidCoast’s shareholders.

Janney Montgomery Scott LLC is acting as financial advisor to Citizens and has rendered a fairness opinion to its board of directors.  Luse Gorman, PC is serving as legal counsel to Citizens.  Boenning & Scattergood, Inc. is acting as financial advisor to MidCoast and has rendered a fairness opinion to its board of directors.  Barley Snyder LLP is serving as legal counsel to MidCoast.

About Citizens Financial Services, Inc.

Citizens Financial Services, Inc. is the bank holding company for First Citizens Community Bank, a Pennsylvania-chartered commercial bank.  First Citizens operates 28 full-service offices in Pennsylvania and New York.  For more information about Citizens Financial Services, Inc. and First Citizens Community Bank, visit its website at www.firstcitizensbank.com.

About MidCoast Community Bancorp, Inc.

MidCoast Community Bancorp, Inc. is the holding company of MidCoast Community Bank, a Delaware-chartered commercial bank, which operates three community banking offices in New Castle and Kent Counties, Delaware. In addition to lending in these Delaware markets, the Bank is also an active lender in Chester County, PA.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Citizens and MidCoast. Forward-looking statements are typically identified by words such as "believe", "plan", "expect", "anticipate", "intend", "outlook", "estimate", "forecast", "will", "should", "project", "goal", and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in Citizens’ reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by MidCoast’s shareholders eligible to vote on the proposed merger, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the respective businesses of Citizens and MidCoast or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Citizens’ products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Citizens and MidCoast undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Additional Information About the Proposed Merger and Where to Find It

Citizens will file a registration statement with the SEC under the Securities Act of 1933, as amended, which will include a proxy statement/prospectus and other relevant documents in connection with the proposed merger.  MIDCOAST STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO IT, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The proxy statement/prospectus (when it becomes available) and any other documents Citizens has filed and will file with the SEC may be obtained free of charge at the SEC's website (www.sec.gov).  In addition, copies of the documents Citizens has filed or will file with the SEC may be obtained free of charge by contacting Randall E. Black, Citizens Financial Services, Inc., 15 South Main Street, Mansfield, PA 16933.

Participants in the Transaction

The directors, executive officers, and certain other members of management and employees of MidCoast are participants in the solicitation of proxies in favor of the proposed merger from the shareholders of MidCoast. Information regarding the directors and executive officers of MidCoast, and the interests of such participants, will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

No Offer or Solicitation

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.  The shares of common stock of Citizens are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

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